Exhibit 99.1

Omthera Contact:
Christian S. Schade
Executive Vice President & Chief Financial Officer
Omthera Pharmaceuticals, Inc.
T: (908) 741-4399
E: info@Omthera.com

OMTHERA PHARMACEUTICALS ANNOUNCES RECORD DATE AND MEETING DATE FOR SPECIAL MEETING OF STOCKHOLDERS

PRINCETON, NJ, June 13, 2013—Omthera Pharmaceuticals, Inc. (NASDAQ: OMTH) today announced that it has established a record date and a meeting date for the special meeting of its stockholders to consider and vote upon a proposal to adopt the previously announced merger agreement, entered into on May 27, 2013, among Omthera Pharmaceuticals, Inc. (the “Company”), Zeneca, Inc. (“Parent”) and KAFA Acquisition Corp., a wholly owned subsidiary of Parent.  Pursuant to the terms of the merger agreement, Company stockholders will be entitled to receive $12.70 per share and one contingent value right per share representing the right to receive contingent payments of up to approximately $4.70 per share if certain milestones are achieved within agreed upon time periods.

The Company intends to file today with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement related to the special meeting of the Company’s stockholders to vote on the proposal to adopt the merger agreement.  Company stockholders of record at the close of business on June 13, 2013 will be entitled to receive notice of the special meeting and to vote at the special meeting.  The special meeting will be held at The Westin Princeton at Forrestal Village, 201 Village Boulevard, Princeton, New Jersey 08540 on Tuesday, July 16, 2013, at 9:00 a.m. Eastern time.

The parties currently expect to complete the merger in the third quarter of 2013, subject to satisfaction of the closing conditions, including receipt of the approval of the Company’s stockholders of the proposal to adopt the merger agreement.

About Omthera Pharmaceuticals, Inc.

Founded in 2008, the Company is an emerging specialty pharmaceutical company that listed on NASDAQ in April 2013 (NASDAQ: OMTH).  Led by a team of experts with exceptional experience in developing new therapies for lipid disorders, the Company is dedicated to developing innovative therapies for the millions of patients who have elevated triglyceride levels and increased risk of cardiovascular disease.  The Company currently has 14 employees based in Princeton, New Jersey.  For more information please visit: http://www.omthera.com.

Important Information and Where to Find It

On June 3, 2013, the Company filed with the SEC a preliminary proxy statement in connection with the proposed transaction.  The Company intends to file a definitive proxy statement with the SEC on or about June 13, 2013 in connection with the proposed transaction (the “Definitive Proxy Statement”), and will mail the Definitive Proxy Statement and other relevant materials to its security holders in connection with the proposed transaction and required stockholder approval.  INVESTORS AND THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY.  Investors and stockholders may obtain free copies of the Definitive Proxy Statement and other documents (when available) that the Company files with the SEC at the SEC’s website at http://www.sec.gov.  In addition, the Definitive Proxy Statement and other documents filed by the Company with the SEC may be obtained from the Company free of charge by directing a request to Omthera Pharmaceuticals, Inc., Attn: Christian S. Schade, Executive Vice President and Chief Financial Officer, 707 State Road, Princeton, New Jersey 08540.

Certain Information Concerning Participants

The Company and its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction.  Investors and stockholders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s final prospectus dated April 11, 2013 filed pursuant to Rule 424(b) under the Securities Act with the SEC on April 12, 2013 (the “Prospectus”), and the Definitive Proxy Statement.  To the extent holdings of the Company’s securities have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on the Statements of Change in Ownership on Form 4 filed with the SEC.  Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, can be obtained in the Definitive Proxy Statement.  These documents can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov.

Safe Harbor for Forward-Looking Statements

This press release, in particular statements regarding the proposed transaction between an affiliate of AstraZeneca PLC and the Company, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about AstraZeneca PLC or Company managements’ future expectations, beliefs, goals, plans or prospects, includes forward-looking statements that are based on certain beliefs and assumptions and reflect the current expectations of the Company, AstraZeneca PLC and their respective management.  Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes,” “anticipates,” “expects,” “continues,” “predict,” “potential,” “contemplates,” “may,” “will,” “likely,” “could,” “should,” “estimates,” “intends,”

“plans” and other similar expressions are forward-looking statements.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Forward-looking statements involve known and unknown risks, assumptions and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements, and you should not place undue reliance on these statements.  Some of the factors that could cause actual results to differ materially from current expectations are: the ability to consummate the proposed transaction; any conditions imposed on the parties in connection with the consummation of the proposed transaction; the failure of the Company’s stockholders to approve the proposed transaction; the ability to obtain regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement relating to the proposed transaction; the Company’s ability to maintain relationships with employees and third parties following announcement of the proposed transaction; the ability of the parties to satisfy the conditions to the closing of the proposed transaction; the risk that the proposed transaction may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in the Company’s reports filed with the SEC, including the Prospectus, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions.  If the proposed transaction is consummated, our stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth.  The Company disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.